UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On October 17, 2025, Viridian Therapeutics, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with DRI Healthcare Acquisitions LP (“DRI”), pursuant to which DRI purchased rights to certain revenue streams in the U.S. from the Company in exchange for up to $300 million in consideration consisting of: (a) $55 million that was paid on the signing date; (b) $25 million that is payable following the achievement of certain milestones with respect to the Company’s VRDN-003 pivotal phase 3 clinical trials, REVEAL-1 and REVEAL-2, on or before a specified date; (c) $75 million that is payable following receipt of marketing approval for veligrotug from the United States Food and Drug Administration (the “FDA”) on or before a specified date; (d) $15 million that is payable if the events set forth in the foregoing clauses (b) and (c) are met; (e) $50 million that is payable following receipt of marketing approval for VRDN-003 from the FDA on or before a specified date; (f) at the Company’s election, $50 million that is payable following the Company’s achievement of net sales of certain products equal to or exceeding $1.1 billion on or before a specified date; and (g) an additional $30 million that may be payable to the Company at a time and pursuant to financial terms agreed upon by the Company and DRI at such time.

The Purchase and Sale Agreement contains customary representations, warranties and indemnities of the Company and DRI and customary covenants on the part of the Company, as well as a limit on the amount of incurrence of certain types of indebtedness, which limit automatically terminates a certain period of time following receipt of marketing approval for veligrotug in the United States. The Company will pay tiered royalties to DRI based on net sales of veligrotug, VRDN-003 and certain other related products (the “net sales”). The royalties consist of (i) 7.5% of annual U.S. net sales up to and including $600 million, which royalties could increase to low-double digits if marketing approval for VRDN-003 is not received prior to a specified date, (ii) 0.8% of annual U.S. net sales above $600 million and up to and including $900 million, (iii) 0.25% of annual U.S. net sales above $900 million and up to $2 billion, and (iv) no royalty owed for annual U.S. net sales in excess of $2 billion. The Purchase and Sale Agreement may only be terminated upon (i) repayment by the Company of a certain multiplier of the consideration paid to the Company by DRI (less payments by the Company to DRI to date) on or prior to a certain date or (ii) repayment by an acquiror of the Company of a certain multiplier of the consideration paid by DRI to the Company (less payments by the Company to DRI to date) following a change of control of the Company. In the event of a change of control, the Company has the option to repurchase, and DRI may require the Company to repurchase, the revenue participation right from DRI for the multiplier amount (less payments to date).

Amendment to the Loan and Security Agreement

On October 17, 2025, the Company executed a second amendment (the “Hercules Amendment”) to its Loan and Security Agreement among the Company and certain of its subsidiaries from time to time party thereto (together with the Company, collectively, the “Borrower”), the several banks and other financial institutions or entities party thereto, as lenders (the “Lenders”), and Hercules Capital, Inc., as administrative agent and collateral agent for the Lenders, which amends that certain Loan and Security Agreement, dated as of April 1, 2022 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of August 7, 2023). Under the Hercules Amendment, the Lenders provided the Borrower access to a term loan facility with an aggregate principal amount of up to $300.0 million (the “New Term Loan”), consisting of (1) an initial tranche of $100.0 million (“Tranche 1”), $50.0 million of which was drawn upon execution of the Hercules Amendment, $25.0 million of which (“Tranche 1B”) is available through September 15, 2026, and $25.0 million of which is available from the earlier to occur of the expiration or full funding of Tranche 1B through December 15, 2026, (2) a second tranche of $50.0 million (“Tranche 2”), subject to achievement of certain regulatory milestones, available from (A) the earlier to occur of the full draw of Tranche 1 and December 15, 2025 through (B) the earlier to occur of June 15, 2027 and the date that is 60 days following such achievement of such regulatory milestones (the “Tranche 2 Expiration Date”), (3) a third tranche of $50.0 million (“Tranche 3”), subject to achievement of certain regulatory milestones, available from (A) the earlier to occur of the full draw of Tranche 2 and the Tranche 2 Expiration Date through (B) the earlier to occur of June 15, 2027 and the date that is 60 days following such achievement of such regulatory milestones (the “Tranche 3 Expiration Date”), (4)

a fourth tranche of $50.0 million, subject to achievement of a certain revenue milestone, available from (A) the earlier to occur of the full draw of Tranche 3 and the Tranche 3 Expiration Date through (B) March 15, 2028, and (5) a fifth tranche of $50.0 million, subject to approval by the Lenders’ investment committee(s), available through October 17, 2030. The milestones for Tranche 2, Tranche 3 and Tranche 4 have not yet been achieved. The obligations of the Borrower under the Hercules Amendment are secured by substantially all of the assets of the Borrower.

The New Term Loan has a maturity date of October 17, 2030. The New Term Loan bears interest at a floating per annum rate equal to the greater of (i) 8.95% and (ii) 1.45% above the Prime Rate, provided that the New Term Loan interest rate shall not exceed a per annum rate of 9.45%. Interest is payable monthly in arrears on the first business day of each month.

Under the Hercules Amendment, the Borrower is obligated to make interest-only payments through October 17, 2029. If certain regulatory milestones are met, then the interest-only period will be extended to October 17, 2030. The Borrower is required to repay the New Term Loan amount in equal monthly installments of the principal amount and interest between the end of the interest-only period and the maturity date of October 17, 2030. In addition, the Borrower is required to pay an end-of-term fee equal to 4.25% of the principal amount of funded New Term Loan advances if the New Term Loan is repaid on or prior to October 17, 2027 or 6% of the principal amount of funded New Term Loan advances at maturity if the New Term Loan is repaid after October 17, 2027.

The foregoing descriptions of the Purchase and Sale Agreement and the Hercules Amendment do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which the Company expects to file, with certain confidential terms redacted, as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: October 20, 2025	By:	/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer